Exhibit 10.22.1

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of             , 2006 and effective as of the Effective Date (as defined below) among NewStar Financial, Inc., a Delaware corporation the “Company”), and [name of Director Stockholder], the holder of the number of shares of Common Stock of the Company set forth under the heading “Restricted Stock” on Schedule I hereto (such person being referred to as the “Director Stockholder”).

WITNESSETH:

WHEREAS, as a condition precedent to the Director Stockholder receiving the Restricted Stock (as hereinafter defined), the Director Stockholder has agreed to enter into this Agreement;

WHEREAS, the Company desires to issue the Restricted Stock to the Director Stockholder on the effective date of the registration statement on form S-1 registering the Company’s initial public offering of Common Stock (the “Effective Date”);

WHEREAS, pursuant to the terms of the Company’s second amended and restated certificate of incorporation, upon the consummation of the Company’s initial public offering of Common Stock, each of the Company’s outstanding shares will, pursuant to a reverse stock split (the “Reverse Stock Split”), automatically be deemed .4031 shares;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Director Stockholder hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person, (ii) a partner, member or stockholder of any Stockholder, or (iii) any spouse, domestic partner, child, grandchild, parent, grandparent or sibling of a Stockholder or a trust or other entity for their benefit; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of an investment in the Company. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

RESTRICTED STOCK AGREEMENT – PAGE 2

“Common Stock” means the Company’s authorized shares of common stock, par value $0.01 per share, and any stock into which such Common Stock may thereafter be converted, changed, reclassified or exchanged.

“Company Entity” means the Company or one of its Subsidiaries.

“Confidential Information” means any information relating to the business or affairs of the Company Entities or, as provided below, any of their respective Affiliates, including, but not limited to, customer identities, potential customers, employees, business and financial strategies, methods or practices, business plans, financial models, proposals, documents or materials owned, developed or possessed by a Company Entity, profit margins or other proprietary information used by such Company Entity or any of its Affiliates; provided that Confidential Information shall not include (i) information that is or becomes generally known to the public other than as a result of a disclosure by the Director Stockholder in violation of this Agreement, (ii) information that was known to the Director Stockholder prior to becoming a consultant to or an employee of the Company or (iii) information which becomes known to the Director Stockholder following a Termination Event, through no wrongful act of the Director Stockholder, by disclosure from a third party unless the Director Stockholder has reason to believe that such third party is under an obligation or duty of confidentiality or secrecy with respect to such information or is an employee, officer, director or stockholder of the Company; and provided, further, that (A) in such case where any Affiliate has a separate confidentiality requirement or agreement to which any Company Entity is subject, such confidentiality requirement or agreement shall supersede the requirements herein and (B) unless a confidentiality requirement or agreement referred to in the preceding clause (A) exists with respect to an Affiliate, Confidential Information for purposes of this definition as it relates to Affiliates shall be deemed to include only Confidential Information of Affiliates, the employees or consultants of which, are participants or observers at Board meetings of the Company.

“Director Stockholders” means the Director Stockholder and all other Persons that are parties to Restricted Stock Agreements.

“Forfeiture” means the transfer by the Director Stockholder to the Company of Restricted Stock for no consideration and the forfeiture by the Director Stockholder of any and all rights, interests and claims in respect of such shares of Restricted Stock upon the occurrence of an event specified in, and to the extent provided in, Section 2. “Forfeited” shall have a corollary meaning when used herein.

“Non-Forfeitable Shares” means the shares of Restricted Stock which are no longer subject to Forfeiture under Section 2(a).

“Permitted Transferee” means any spouse, domestic partner, lineal descendant, sibling, parent, heir, executor, administrator, charitable trust, testamentary trustee, legatee or beneficiary of the Director Stockholder or a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only the Director Stockholder and any spouse, domestic partner, lineal descendant, sibling, parent or heir of the Director Stockholder.

RESTRICTED STOCK AGREEMENT – PAGE 3

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Restricted Stock” means the shares of Common Stock set forth under the heading “Restricted Stock” on Schedule I hereto and any and all securities that are distributed or paid in respect of Restricted Stock, including as a result of a stock dividend or distribution, stock split, recapitalization or similar transaction, including a Corporate Transaction.

“Restricted Stock Agreements” shall mean the Restricted Stock Agreements, substantially in the form of this agreement, entered into between the Company and the Director Stockholders on the date hereof.

“Termination Event” means the termination of the Director Stockholder’s service as a member of the Board.

“Transfer” means, with respect to any shares of capital stock of the Company, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such shares or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such shares or any participation or interest therein or any agreement or commitment to do any of the foregoing; provided, however, that any pledge of such shares to the Company or to a lender of a Company Entity as security for such Company Entity’s obligations shall not constitute a Transfer for purposes hereof.

2. Terms and Conditions of Awards. The Restricted Stock shall be subject to the terms and conditions of the 2006 Incentive Plan of the Company (the “Incentive Plan”) (although the Restricted Stock shall not be deemed to have been granted under the Incentive Plan), including, without limitation, Article IX (Parachute Limitations), Article XI (Administration) and Article XII (Miscellaneous Provisions), including any amendments thereto, but excluding Article II (Shares Subject to Plan). Any capitalized terms not defined herein shall have the meanings ascribed to them in the Incentive Plan.

3. Release or Forfeiture of Restricted Stock. The Restricted Stock is fully vested subject to Forfeiture as provided in this Section 3.

(a) General Termination Forfeiture. The Restricted Stock shall be subject to Forfeiture as follows:

(i) as of the Effective Date, none of the Restricted Stock constitutes Non-Forfeitable Shares

(ii) eighty-five percent (85%) of the Restricted Stock is Forfeited if a Termination Event occurs on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date;

RESTRICTED STOCK AGREEMENT – PAGE 4

(iii) seventy percent (70%) of the Restricted Stock is Forfeited if a Termination Event occurs on or after the second anniversary of the Effective Date and prior to the third anniversary of the Effective Date;

(iv) fifty percent (50%) of the Restricted Stock is Forfeited if a Termination Event occurs on or after the third anniversary of the Effective Date and prior to the fourth anniversary of the Effective Date; and

(v) twenty-five percent (25%) of the Restricted Stock is Forfeited if a Termination Event occurs on or after the fourth anniversary of the Effective Date and prior to the fifth anniversary of the Effective Date.

(b) Management Equity Incentive Pool. All shares of Common Stock which are Forfeited by a Director Stockholder pursuant to Section 3(a) (or any successor section of similar meaning) of a Restricted Stock Agreement will be added to the amount of equity incentives available to be granted to Director Stockholders of the Company that are party to Restricted Stock Agreements and to employees of the Company that are party to restricted stock agreements.

4. Dividends. The Director Stockholder will have all the rights of a stockholder with respect to the Restricted Stock, including the right to receive all ordinary cash dividends as the Board may pay with respect to the Common Stock in accordance with the terms of the Company’s Certificate of Incorporation.

5. Confidentiality. The Director Stockholder agrees that Confidential Information was and shall be made available in connection with the Director Stockholder’s employment by or consultancy with the Company Entities. The Director Stockholder agrees that he or she will not disclose any Confidential Information to any other Person, except that Confidential Information may be disclosed: (i) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which the Director Stockholder is subject); provided that the Director Stockholder gives such Company Entity prompt notice of such requests, to the extent practicable, so that such Company Entity may seek an appropriate protective order or similar relief (and the Director Stockholder shall cooperate with such efforts by such Company Entity at Company expense, and shall in any event make only the minimum disclosure required by such law, rule or regulation unless the Director Stockholder reasonably believes that other disclosure is necessary or advisable in order to avoid adverse consequences to the Director Stockholder), (ii) if the prior written consent of the Board shall have been obtained, or (iii) to such Persons to the extent necessary in the reasonable judgment of the Director Stockholder to perform his duties as a member of the Board and, in his reasonable judgment, such disclosure is not harmful to the Company.

6. Conflicting Agreements. The Director Stockholder represents and agrees that he shall not without Board consent, (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Restricted Stock or (b) enter into any agreement or arrangement of any kind with any Person with respect to its shares of Restricted Stock inconsistent with the provisions of this Agreement.

RESTRICTED STOCK AGREEMENT – PAGE 5

7. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

8. Custody; Legend. The certificates representing the Restricted Stock and bearing such legends as may be required by the Company to evidence the restrictions specified herein will be issued in the Director Stockholder’s name but will be held in custody by the Company. The Director Stockholder shall receive certificates representing the Restricted Stock at such time that the shares of Restricted Stock have become Non-Forfeitable Shares. At such time as the restrictions imposed by this Agreement are no longer applicable, the legend referred to in the preceding sentence shall be removed.

9. Entire Agreement. This Agreement and the applicable provisions of the Incentive Plan constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

10. No Right To Continued Employment. This Agreement is not a contract of employment and the terms of the Director Stockholder’s service with the Company shall not be affected by, or construed to be affected by, this Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, an obligation (i) on the part of the Company to continue the Director Stockholder’s service with the Company or (ii) on the part of the Director Stockholder to remain in the service to the Company.

11. Further Agreements. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

12. Waiver and Amendment. Any of the provisions of this Agreement may be waived by an instrument in writing executed by (i) the Company and (ii) the Director Stockholder. This Restricted Stock Agreement may not be amended except by an instrument in writing executed by (i) the Company and (ii) the Director Stockholder. Notwithstanding the foregoing, the Company may amend this Agreement without the consent of the Director Stockholder to the extent that the Board in its good faith judgment determines necessary to correct a manifest error in any term hereof.

13. Assignment; Successors and Assigns. Except as otherwise expressly provided herein, the Restricted Stock and the rights and obligations of the parties herein may not be assigned without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

14. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such

RESTRICTED STOCK AGREEMENT – PAGE 6

invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

17. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

NEWSTAR FINANCIAL, INC.

By:

Name: Timothy J. Conway

Title: President

SIGNATURE PAGE TO DIRECTOR RESTRICTED STOCK AGREEMENT

DIRECTOR STOCKHOLDER:

_______________________________

[Name]

SIGNATURE PAGE TO DIRECTOR RESTRICTED STOCK AGREEMENT

SCHEDULE I

SCHEDULE OF RESTRICTED STOCK

DIRECTOR STOCKHOLDER	RESTRICTED STOCK

[NAME]	[_____] shares of Common Stock which shall be [____] shares of Common Stock after giving effect to the Reverse Stock Split